EXHIBIT 15



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 25, 2000 and July 26, 2000, on our reviews of interim consolidated financial information of Minnesota Mining and Manufacturing Company and Subsidiaries (the Company) for the periods ended March 31, 2000 and 1999, and June 30, 2000 and 1999 and included in the Company's Quarterly Reports for the quarters ended March 31, 2000 and June 30, 2000, are incorporated by reference in the Company's Registration Statement on Form S-3, file No. 333-42660.





/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP









St. Paul, Minnesota
August 18, 2000